                                                                  Exhibit 10.188

                          EVAN A. STEIN, M.D., PH.D. --
                          MEDICAL RESEARCH LABORATORIES

                                      LEASE

     THIS AGREEMENT OF LEASE entered into on October 12 , 1994 by and between EVAN A. STEIN, M.D., PH.D. ("Lessor") and MEDICAL RESEARCH LABORATORIES, a joint venture, ("Lessee"), is as follows:

     1. Leased Premises. Lessor hereby leases to Lessee the premises located at Two Tesseneer Drive, Highland Heights, Kentucky, as more particularly described in Exhibit A attached hereto ("the Leased Premises").

     2.   Term.

          2.1 The initial term of this Lease shall be the 10 year period commencing January 1, 1995 and ending December 31, 2004.

          2.2 Lessee shall have the option to renew this Lease for one additional term of 10 years commencing upon the termination of the initial term by giving Lessor notice of exercise of the option to renew not later than June 30, 2004; provided, however, that Lessee's exercise of such renewal option shall not be effective to renew this Lease if any Event of Default, as defined in
Section 14.1, exists at the time of giving the renewal notice or at any time thereafter prior to the commencement of the renewal term. The renewal term shall be upon the same terms and conditions as are applicable to the initial term, except as to rent, which shall be as set forth in Section 3.2.

     3.   Rent.

          3.1 Lessee shall pay Lessor as rent during the initial term the amount of $9 per square foot per year for 65,500 square feet, such annual amount of $589,500 to be paid in equal monthly installments of $49,125, commencing January 1, 1995.

          3.2   If Lessee exercises its option to renew this Lease pursuant to
Section 2.2, the rent for the renewal term (the "Renewal Rent") shall be the rent for the initial term increased by the percentage by which the "Consumer Price Index" (the "CPI", as hereinafter defined) reported for the month of December, 2004 is higher than the CPI reported for the month of January, 1995. The "CPI" shall mean the Consumer Price Index as compiled and published by the Bureau of Labor Statistics of the United States Department of Labor (All items U.S. - CPI-W. All cities average (1982-1984 = 100)), or the most comparable economic statistics indicator then being published. If the CPI for December, 2004 has not been published by the first day of the renewal term, Lessee shall continue to pay the monthly rent that was in effect during the initial term on a temporary basis until such CPI is published, at the Renewal Rent and the monthly rent that Lessee actually paid for each month during such interim period, and Lessee shall thereafter pay the full amount of the Renewal Rent monthly.

          3.3 Each monthly installment of rent shall be payable in advance on the first day of the applicable month.

     4.   Use of Premises.

          4.1 Lessee shall use and occupy the Leased Premises for the purpose of operating medical laboratory facilities for research, testing and experimentation and for all normal purposes related thereto. Lessee will not use the Leased Premises for any other purpose without the prior written consent of Lessor.

          4.2 Lessee shall use and occupy the Leased Premises in a proper, lawful and reasonable manner, and shall not permit any use of the Leased Premise that would (i) constitute waste or a nuisance, (ii) increase Lessor's risk of loss or damage to the Leased Premises, (iii) increase the premiums for insurance maintained by Lessor on the Leased Premises over those which would apply to the normal commercial use of the Leased Premises, or (iv) cause a cancellation of any policy of casualty, public liability or other insurance on the Leased Premises with the carrier or carriers then being used.

          4.3 Upon the termination of this Lease, Lessee will peacefully and quietly surrender possession of the Leased Premises to Lessor and deliver the Leased Premises, together with all improvements, fixtures and appurtenances, except trade fixtures and equipment installed and removed by Lessee pursuant to
Section 5.2, in as good order and condition as when entered upon, reasonable use, ordinary wear and tear and damage by fire or other casualty not caused by Lessee excepted.

          4.4 Lessee shall comply promptly with all laws, ordinances, regulations, and orders of all governmental authorities, including, without limitation, those relating to protection of health and the environment and to the treatment, storage, disposal, and discharge of hazardous substances and solid waste (as those terms are defined in the applicable laws, rules, regulations and orders), and the requirements of any insurance company or insurance inspection bureau that are applicable to the Leased Premises or to Lessee's use thereof.

     5.   Alterations and Liens.

          5.1 Except as provided in Section 5.2, Lessee shall not make any alterations, additions or improvements to the building located on the Leased Premises (the "Building") or to any other part of the Leased Premises without the prior written consent of Lessor. Upon termination of this Lease, all additions, alterations or improvements (excluding property which Lessee is entitled to remove under Section 5.2) shall become and be the Lessor's property without any obligation of Lessor for compensation or credit to lessee other than to pay to Lessee the net proceeds from the disposition, if any, of such property, less the expenses of such disposition and less any amounts then due from Lessee to Lessor, but Lessor shall have no obligation to dispose of any of such property.

          5.2 Lessee shall have the right to install in and on the Building any trade fixtures, equipment and temporary or non- structural partitions or partition walls which Lessee deems necessary in the operation of its business and to remove the same from time to time during the term of this Lease. If Lessee fails to remove any of its trade fixtures or equipment at the termination of this Lease, Lessee will be deemed to have conveyed such items to Lessor without any obligation of Lessor for compensation or credit to Lessee for the value thereof; provided, however, that if Lessor elects to remove such items from the Leased Premises, Lessee shall be responsible and shall promptly pay or reimburse Lessor for the cost of such removal and for all costs of repairing any damage to the Leased Premises caused by such removal. Upon the termination of this Lease, Lessee will also remove any partitions or partition walls installed by Lessee in the Building which Lessor requests Lessee to remove. The removal by Lessee of trade fixtures, equipment and partitions or partition walls shall be solely at the expense of Lessee and shall be done in a manner satisfactory to Lessor, and Lessee shall be responsible and promptly pay or reimburse Lessor for all costs of repairing any damage to the Leased Premises caused by such removal.

          5.3 Lessee shall, at its expense, remove any liens filed against the Leased Premises or Lessor's interest therein in connection with alterations, additions, repairs, maintenance or improvements by Lessee or any other liens filed against the Leased Premises with respect to any obligation or liability of Lessee within 30 days after the filing or other establishment of such lien. In the event Lessee fails to remove any such lien, Lessor, in addition to his remedies under Section 14, may at his sole discretion, remove such lien by paying such amount thereof or by taking such other actions as may be necessary to release such lien, and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor to remove such lien promptly upon demand by Lessor.

     6. Utilities. Lessee shall pay when due all charges for gas, electricity and other power, water, sewage, waste removal, telephone and all other utility services used or consumed by Lessee in connection with its use of the Leased Premises.

     7.   Maintenance and Repairs.

          7.1 Lessor, at his expense, shall maintain the roof, structural walls, foundation and underground plumbing and other underground facilities serving the Building in good operating condition and shall make all necessary repairs and replacements thereto; provided, however, that Lessor's obligations under this Section 7.1 are solely for the normal maintenance of such structural parts and underground facilities and for the correction of structural defects, if any, not caused by the negligence, wilful act or improper use of the Leased Premises by Lessee or its agents, employees, representatives or invitees.

          7.2 Lessee, at its expense, shall maintain all interior and exterior parts of the Building and the rest of the Leased Premises not required to be maintained by Lessor pursuant to Section 7.1 in good repair and in clean, orderly operating condition and shall make all necessary repairs and replacements thereto, including, without limitation, all walls, partitions, windows, and all electrical, heating, ventilating, air conditioning and above-ground plumbing and other above-ground facilities, systems and equipment, driveways and parking areas, shall keep all interior and exterior areas of the Leased Premises painted, clean and clear of debris, snow and obstructions and shall mow the lawns and maintain all landscaping in a neat and orderly condition. Lessee shall take such action as is necessary to protect the facilities, systems and equipment of the Leased Premises from damage or premature wear, tear or depreciation caused by its activities so that such systems, facilities and equipment shall function normally throughout their normal useful lives.

          7.3 In the event Lessee fails to make any repairs or to perform any maintenance required under Section 7.2 within 10 days after Lessor gives Lessee notice requesting the same, Lessor, in addition to his remedies under Section 14, may, at his sole discretion, make such repairs and perform such maintenance for Lessee's account and at Lessee's expense, and Lessee shall reimburse Lessor for any and all costs and expenses incurred by Lessor in making such repairs and performing such maintenance promptly upon demand by Lessor.

     8. Real Estate Taxes and Assessments. Lessee shall reimburse Lessor for or, at Lessor's option, pay directly all real estate taxes and assessments applicable to the Leased Premises during the initial term and, if renewed, the renewal term of this Lease.

     9.   Damage or Destruction of Premises.

          9.1 Except as provided in Section 9.2, in the event the Building or any other improvements on the Leased Premises are destroyed or so damaged by fire, explosion or other casualty that they are rendered wholly or partially untenantable to the extent that Lessee is unable reasonably to carry on its normal business operations, Lessor will restore the Leased Premises to their former condition and complete such restoration as expeditiously as possible.

          9.2 Notwithstanding Section 9.1, Lessor will have no obligation to restore the Building or any other improvements if the damage or destruction constitutes a Termination Event or Lessee Damage as said terms are described in
Section 9.3.

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          9.3    For purposes of Section 9.2:

                 9.3.1 "Termination Event" means any damage or destruction to the Building or any other improvements on the Leased Premises if (i) the cost of repairing the same exceeds the insurance proceeds available therefor by more than 10%, or (ii) more than 25% of the total square foot floor area of the Building is rendered untenantable; and

                 9.3.2 "Lessee Damage" means any damage or destruction caused by the negligence, misuse or intentional act of Lessee or any of Lessee's agents, employees, representatives, invitees or customers or any other person on the Leased Premises for Lessee or in connection with Lessee's use thereof.

          9.4 In the event of the occurrence of a Termination Event or Lessee Damage, if Lessor elects not to restore the Building or improvements it will give Lessee notice to that effect within 60 days after such occurrence, and this Lease will thereupon terminate, provided, however, that in the event the occurrence was Lessee Damage, such termination shall be without prejudice to any other rights Lessor may have against Lessee by reason of such Lessee Damage or otherwise.

          9.5 In the event of the occurrence of any damage or destruction described in Section 9.1, excluding any damage or destruction that constitutes Lessee Damage:

                 9.5.1 if the Building or other improvements cannot reasonably be expected to be repaired or restored for occupancy within 90 days following such destruction or damage in such manner as to permit Lessee reasonably to carry on its normal business operations, Lessee will have the right to terminate this Lease by giving notice to that effect to Lessor within 60 days after such damage or destruction, and upon giving of such notice this Lease will terminate; and

                 9.5.2 if neither Lessor nor Lessee exercises any of its respective termination rights under this Section 9, or prior to the exercise of any of such termination rights, as the case may be, rent will be equitably abated during such time as the Leased Premises are wholly or partially untenantable by Lessee because of such damage or destruction on the basis of the portion of the Leased Premises that is untenantable.

     10.  Insurance.

          10.1 Lessee, at its expense, will maintain (i) commercial general liability insurance insuring Lessee and Lessor against liability for injuries to person or property arising out of the ownership, occupancy or control of the Leased Premises with minimum limits of $1,000,000 per occurrence; and (ii) standard "all risk" insurance on the Leased Premises insuring Lessor and Lessee as their interests appear and Lessee's trade fixtures, equipment, inventory and all other personal property of Lessee ("Lessee's

Contents") in an amount equal to not less than 100% of the replacement cost of the Leased Premises and Lessee's Contents.

          10.2 All policies of insurance required to be maintained by Lessee pursuant to Section 10.1 shall (i) be issued by insurers licensed to issue such policies in the Commonwealth of Kentucky and reasonably acceptable to Lessor,
(ii) in the case of liability insurance, be rated at least A by Best's Key Rating Guide for Property Liability; and (iii) provide that they may not be cancelled or materially altered without 30 days prior written notice to Lessor. Prior to occupying the Leased Premises, upon each renewal of insurance, and upon Lessor's reasonable request from time to time, Lessee will furnish Lessor with certificates of such insurance and receipts or other proof of payment of the premiums thereon.

          10.3 Lessor will not be liable to Lessee for business interruption or any similar loss or damage occurring on the Leased Premises, whether or not caused by the negligence or other fault of Lessor.

          10.4 Except as limited in the next sentence, Lessor and Lessee each hereby waives all rights that each of them has or may have under all policies of insurance maintained by each of them covering any part of the Leased Premises or the contents therein, including Lessee's Contents, to subrogate the insurer to the rights of the insured party to recover from the other party by reason of the payment by the insurer of the insured party's claim. Lessor and Lessee will each obtain and maintain throughout the term of the Lease a waiver of such subrogation rights in all such policies of insurance; provided, however, that such waiver of subrogation will not be required of either party with respect to any policy of insurance if such waiver (i) is prohibited under the terms of such policy or (ii) can only be obtained upon payment of an additional premium or upon other conditions and the party to be benefited by such waiver declines to pay such additional premium or to fulfill such other conditions at the benefiting party's expense. In the event such waiver of subrogation cannot be obtained, the party not able to obtain such waiver shall promptly notify the other party of such event.

     11. Indemnity. Except to the extent that Lessee is relieved of liability pursuant to Section 10.4, Lessee will indemnify and defend Lessor and will hold Lessor harmless from and against all claims, demands and damages for injuries to person or property and all other claims, demands, liens, damages, fines or penalties of whatever name, nature or kind arising out of the use or occupancy of the Leased Premises by or any act or omission of any of Lessee or Lessee's agents, employees, representatives, invitees, customers, or any other person in, on, or adjacent to the Leased Premises, except for injury or damage occasioned by Lessor's negligence.

     12. Lessor's Right of Entry. Lessor may enter the Leased Premises (i) at any time to attend to sudden or emergency conditions and for purposes related to safety or the maintenance, preservation or protection of the Building, and (ii) at all reasonable times for the purpose of inspecting the Leased Premises, to determine the compliance by Lessee with the terms of this Lease, to exhibit the Leased. Premises to prospective purchasers, and, during the last four months of the initial term or any renewal term of this Lease, to exhibit the Leased Premises to prospective tenants.

      13. Restrictions on Assignment and Subletting. Lessee shall not assign this Lease or sublease any part of the Leased Premises without Lessor's prior written consent. Notwithstanding Lessor's consent thereto, (i) no sublease or assignment shall release Lessee from any of its obligations hereunder, and (ii) no sublessee or assignee shall have any right to further assign its rights or sublease any part of the Leased Premises. Any transfer, sale or other disposition of ownership interests in Lessee or reorganization of Lessee which results in the joint venturers who own the ownership interests in Lessee as of the date of this Lease owning less than a majority of the ownership interests in Lessee or any successor to Lessee, whether such change results from a single transaction or multiple transactions, shall be deemed an "assignment" for purposes of this Section 13.

      14. Events of Default; Lessor's Remedies.

          14.1 Each of the following shall constitute an Event of Default under this Lease:

               14.1.1 the rent or any other payment due to Lessor from Lessee hereunder, or any part thereof, remains unpaid for five days after such payment becomes due;

               14.1.2 Lessee's interest herein is taken in execution or by other process of law;

               14.1.3 Lessee files or has filed against it a petition seeking an order for relief on its behalf as a debtor or seeking reorganization, any receiver or other fiduciary is appointed for the business and property of Lessee, or Lessee makes an assignment for the benefit of Lessee's creditors;

               14.1.4 Lessee abandons or vacates the Leased Premises; or

               14.1.5 Lessee fails to cure any other default of the terms and conditions hereof within 15 days after being given written notice by Lessor of such default, or, if such default is of a nature that it cannot be cured completely within such 15-day period, Lessee does not commence within such 15-day period and thereafter proceed with reasonable diligence and in good faith to cure such default.

      14.2 Upon the occurrence of an Event of Default, Lessor may (i) re-enter and repossess the Leased Premises and, without terminating this Lease, relet the Leased Premises or any part of it for the account of Lessor or Lessee and apply such sums collected to amounts owned by Lessee to Lessor as a result of such Event of Default; or (ii) terminate this Lease by giving notice of termination to Lessee, and re--enter and repossess the Leased Premises, such termination effective upon the giving of notice. In addition to any remedy granted to Lessor pursuant to this Section 14.2, Lessee shall remain liable to Lessor for all damages and injuries suffered by Lessor as a result of such Event of Default.

          14.3 Upon termination of this Lease, Lessee shall have no legal or equitable interest in this Lease the Leased Premises and shall immediately peacefully and quietly surrender possession of the Leased Premises and remove its personal property as provided in Sections 4.3 and 5.2.

          14.4 In addition to the rights provided in Section 14.2, if Lessee fails to make any payment of rent or any other amount due Lessor hereunder when due, or within five days thereafter, Lessee shall pay Lessor interest on such amount at a rate equal to 3% per annum in excess of prime interest rate in effect from time to time as reported in the Wall Street Journal until paid in full.

      15. Lien of Lessor. Lessor shall have the first lien, paramount to all others, upon every right and interest of Lessee to and in the Leased Premises, this Lease, and, subject to the rights of secured parties holding purchase money security interests, on all improvements consented to by Lessor under Section 5.1 which become fixtures erected or placed on or in the Leased Premises by Lessee, as security for the payment of all amounts payable by Lessee hereunder and as security for the performance of all the terms and conditions of this Lease to be performed by Lessee.

      16. Waiver. No waiver by Lessor of any breach of any provision of this Lease shall be construed to be a waiver by Lessor of any succeeding breach of the same or any other provision of this Lease, and the acceptance of rent or other payment by Lessor with knowledge of a breach by Lessee of any provision hereof shall not be deemed a waiver of such breach by Lessor.

      17. Hold Over. If Lessee should hold over in possession after the expiration of the initial lease term or, if renewed, after the expiration of the renewal term, such holding over shall not extend the term or renew the Lease, but, without impairing Lessor's remedies, shall constitute a month-to-month tenancy upon the same terms and conditions as are set forth hereunder until terminated at the end of any month by either party by giving the other party not less than 10 days prior notice of termination. The rent for such period of holding over shall be 125% of the rent in effect at the expiration of the Lease term.

      18. Mortgages and Subordination. Lessor shall have the right from time to time during the term of this Lease to make new and/or additional mortgages covering the Leased Premises which shall be prior in lien to the Lease and the rights and privileges of Lessee hereunder. Any such mortgage shall provide that so long as Lessee keeps and performs the terms and conditions of this Lease to be kept and performed by Lessee no person shall have the power to impair, modify, abrogate, or in any way adversely affect the rights of Lessee under this Lease to the full enjoyment of the entire term hereof by virtue of the existence of said indebtedness or mortgage, by reason of being the holder or owner of said indebtedness or any part thereof or by reason of any proceeding instituted under or pursuant to said mortgage.

      19. Condemnation. If (i) any part of the Leased Premises is taken by or sold under threat of condemnation or eminent domain and (ii) such taking or sale materially and adversely impairs Lessee's use of the Leased Premises, either Lessor or Lessee may terminate this Lease as the date of such taking or sale. Lessee shall have no claim or interest in any compensation or award of damages for such taking or sale except to the extent any separate compensation or award of damages is made to Lessee for its relocation.

      20. Signs. Lessee will not install any signs on the exterior of the Building or elsewhere on the Leased Premises without the prior written approval of Lessor. The installation, maintenance, repair and replacement of any such sign(s) shall be the responsibility of Lessee, and Lessee shall be responsible for any damage to person or property caused by the erection, existence, maintenance or removal of such sign(s). Upon the termination of this Lease, Lessee shall remove said sign(s) and repair any damage caused by such removal.

      21. Quiet Enjoyment. If Lessee pays the rent and keeps and performs the obligations of this Lease on the part of Lessee to be kept and performed, Lessee shall peaceably and quietly occupy the Leased Premises during the term hereof without any hindrance, ejection or molestation by Lessor or any person lawfully claiming under Lessor.

      22. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered to a principal of the party to whom such notice is directed, or (ii) one business day after having been delivered to a national overnight delivery service with delivery charges prepaid, or two business days after having been deposited in a U.S. Mail depository, postage prepaid, for delivery by certified mail, return receipt requested, and addressed as follows until such time as either party notifies the other of a change of address:

     Lessor:                                     Evan A. Stein, M.D., Ph.D.
                                                 1258 Sweetwater Drive
                                                 Cincinnati, OH 45215

     Lessee:                                     Medical Research Laboratories
                                                 Two Tesseneer Drive
                                                 Highland Heights, KY 41076
                                                 Attn: Evan A. Stein

      23. Estoppel Certificates. At the request of Lessor or any mortgagee or secured party of Lessor, Lessee will execute, acknowledge and deliver to the requesting party a certificate in recordable form evidencing whether (i) this Lease is in full force and effect; (ii) this Lease has been amended in any respect, and in such event, attaching a copy of such amendment; and (iii) any default exists under this Lease to Lessee's knowledge, and in such event, specifying the nature of such default.

      24. Non-Recourse to Partners. Lessor's sole recourse in the event of a default by Lessee under this Lease shall be against the Lessee and the Lessee's assets; no partner of Lessee shall be personally liable for or have any personal obligation to perform any obligations of Lessee under this Lease; and Lessor will not assert any claim, seek any judgment or seek to enforce any judgment against any partner of Lessee personally or against any property or assets of any partner by reason of any breach of or default by Lessee under this Lease.

      25. General.

          25.1 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

          25.2 This Lease constitutes the entire agreement between the parties and supersedes all prior written and oral negotiations and understandings.

          25.3 The captions contained in this Lease are for reference purposes only and shall not affect or relate to or be used for purposes of the interpretation of any provision hereof.

          25.4 All of Lessor's rights and remedies are cumulative and may be exercised singularly or concurrently.

          25.5 This Lease shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no assignment by Lessee shall vest any rights or interests in the assignee except as provided in Section 13.

          25.6 The parties hereto will, at the request of either party, execute a Memorandum of Lease to be recorded at the expense of the requesting party.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease.

as of the date set forth at the beginning of this Agreement of Lease.

Witnesses:

/s/ Jennifer A. Kavouras                       /s/ Evan A. Stein
----------------------------------------       ---------------------------------
                                               Evan A. Stein, M.D., Ph.D.

/s/ Ryan D. Garlitz                            LESSOR
------------------------------------


                                               MEDICAL RESEARCH LABORATORIES,
                                               a joint venture
                                              By: Evan A. Stein and Associates,
/s/ Jennifer A. Kavouras                          an Ohio limited partnership,
----------------------------------------          joint venture general partner

/s/ Ryan D. Garlitz                               By: /s/ Evan A. Stein
----------------------------------------              --------------------------
                                                      Evan A. Stein, General
                                                      Partner

                                                             LESSEE

STATE OF OHIO         )
COUNTY OF HAMILTON    )  SS:

      The foregoing instrument was acknowledged before me this 17th day of October, 1994, by Evan A. Stein, M.D., Ph.D., Lessor in the foregoing Lease.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                              /s/ Leonard S. Meranus
                                              ----------------------------------
                                              Notary Public

                                             LEONARD S. MERANUS, Attorney at Law
                                                 NOTARY PUBLIC - STATE OF OHIO
                                               My commission has no expiration
                                                  Date. Section 147.03 O.R.C.

STATE OF OHIO        )
COUNTY OF HAMILTON   )  SS:


      The foregoing instrument was acknowledged before me this 17th day of October, 1994, by Evan A. Stein, M.D., Ph.D., general partner of Evan A. Stein and Associates, an Ohio limited partnership, a joint venture partner of Medical Research Laboratories, the Lessee in the foregoing Lease, on behalf of said limited partnership.


      IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                        /s/ Leonard S. Meranus
                                        ----------------------------------------
                                        Notary Public

                                           LEONARD S. MERANUS, Attorney at Law
                                              NOTARY PUBLIC - STATE OF OHIO
                                             My commission has no expiration
                                                Date. Section 147.03 O.R.C.

                                   EXHIBIT "A"

LEGAL DESCRIPTION
KROGER TRACT
NORTHERN KENTUCKY UNIVERSITY FOUNDATION
CAMPBELL COUNTY, KENTUCKY
GROUP NO. 704, 705, 706, 707

Situated in the northeasterly corner of relocated Three Mile Road with relocated Chestnut Road, and being all of Parcel Number 3 as described in Deed Book 411, Page 279, owned by Kentucky Department of Transportation and also being part of a 9.50 acre tract owned by Northern Kentucky University Foundation as shown in Mortgage Book 605, Page 110. said 9.50 acre tract located in Section 7, Highland Baby Farm as shown in Flat Book 3, page 48, at the Campbell County Clerk's records at Newport, Kentucky, and being more particularly described as follows:

Beginning at an existing concrete monument at the intersection of the northeasterly right-of-way line of Three Mile Road with the northwesterly right-of-way line of relocated Chestnut Road (formerly McDryer Road); thence North 44 degrees 17'-43" West along the existing northeasterly right-of-way line of Three Mile Road, 400.50 feet to an iron pin set 115 feet right of centerline Station 45+00 for Three Mile Road; thence North 9 degrees 31 `-55" West continuing along the northeasterly right-of-way tine of Three Mile Road, 238.27 feet to an iron pin set 241.29 feet right of centerline Station 47+02.05 for Three Mile Road, said point being an intersection with the southeasterly limited access right-of-way line of eastbound lane of 1-275 Interstate; thence, North 39 degrees 19-22" West along the said limited access right-of-way line of east bound lane of 1-275 Interstate, 98.81 feet to an iron pin set; thence North 30 degrees 00'-42" East continuing along said limited access right-of-way line,
135.12 feet to an existing right-of-way fence post, 114.01 feet right of Station 1213+50 for east bound lane of 1-275 Interstate; thence North 76 degrees 17'-49 East continuing along said limited access right-of-way line, 549.97 feet to an iron pin set in said line; thence South 22 degrees 47'-47" East leaving said right-of-way line and along a new division line, 569.60 feet to an iron pin set in a new right-of-way line of a new access road (formerly Chestnut Road-McDryer
Road); thence South 57 degrees 58'-35" West along said new right-of-way line,
249.15 feet to a point; thence southwestwardly continuing along said new right-of-way line and with the arc of a curve to the left having a radius of
332.50 feet for a distance of 44.39 feet to a point in said right-of-way line, the long chord of said arc bearing South 54 degrees 09'-07" West, 44.36 feet to said point; thence South 50 degrees 19'-38" West continuing along said new right-of-way line, 154.20 feet to an existing concrete monument located on the existing right-of-way line of Chestnut Road (formerly McDryer Road); thence South 49 degrees 37'-54" West along the existing right-of-way line of Chestnut Road (McDryer Road), 98.38 feet to a point of beginning, CONTAINING 9.7109 Acres.

                MEDICAL RESEARCH LABORATORIES INTERNATIONAL, INC.
     2 Tesseneer Drive . Highland Heights, Kentucky 41076 . (859) 781-8877 .
                                  800-323-2996


                                   Amendment A

This amendment entered into on November 30, 2001 is a modification to the lease entered into on October 12, 1994 between Evan A. Stein, M.D., PH.D. ("Lessor") and Medical Research Laboratories International, Inc. ("Lessee"), is as follows:

At the request of the Lessee the Lessor has constructed a new 2nd floor structure approximately 60' x 102' (6120 sq fl) within the existing facility used as Archive Storage. Lessee agrees to pay additional rent at the same rate as per current lease ($9.00 per square foot per year, or $55,080.00, for 2001). As a result in the increase in rental space, the total amount will be 71620 square feet or $644,580.00 (@ $9/sq ft) in equal monthly installments of $53,715, commencing December 1, 2001. The increases to the sq ft rate and all other terms will remain as in the existing lease.

In witness whereof, Lessor and Lessee have executed this Amendment A as of November 30, 2001.

Witnesses:

/s/ Renee Jackson                            /s/ Evan A. Stein
-------------------------------------        -----------------------------------
                                             Evan A. Stein, M.D., Ph.D.

/s/ Linda Foster
-------------------------------------
                                             Medical Research Laboratories, Intl

                                             By: Evan A. Stein

                                             /s/ Evan A. Stein
                                             -----------------------------------
                                             Evan A. Stein, General Partner

/s/ Renee Jackson                            By: Paula M Steiner
-------------------------------------

                                             /s/ Paula M. Steiner
                                             -----------------------------------

/s/ Linda Foster                             Paula M Steiner VP Client Services
-------------------------------------